Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for Tender of Shares of Common Stock

of

DIPLOMAT PHARMACY, INC.

at

$4.00 per share, net in cash,

pursuant to the Offer to Purchase dated January 9, 2020

by

DENALI MERGER SUB, INC.

a direct wholly owned subsidiary of

UNITEDHEALTH GROUP INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME,
ON FEBRUARY 7, 2020, UNLESS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing shares (the “Shares”) of common stock, no par value (the “Common Stock”), of Diplomat Pharmacy, Inc., a Michigan corporation (“Diplomat”), and all other required documents cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), prior to the Expiration Time (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Time, or if time will not permit all required documents to reach the Depositary prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by courier or by email transmission (or if sent by The Depository Trust Company (“DTC”), a message transmitted through electronic means in accordance with the usual procedures of DTC and the Depositary; provided, however, that if the notice is sent by DTC through electronic means, it must state that DTC has received an express acknowledgment from the participant on whose behalf the notice is given that the participant has received and agrees to become bound by the notice) to the Depositary and must include a guarantee by an Eligible Institution (as defined below) in the form set forth herein. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street Suite V Canton, Massachusetts 02021

By Email Transmission:

CANOTICEOFGUARANTEE@computershare.com

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via email transmission other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. The Guarantee included herein must be completed.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Denali Merger Sub, Inc., a Michigan corporation (“Purchaser”) and a direct wholly owned subsidiary of UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 9, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares (the “Shares”) of common stock, no par value set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

DTC Participant No.:

Transaction Code No.:

Dated:

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and, collectively, “Eligible Institutions”), hereby guarantees the delivery to the Depositary of either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within two trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PSOP platform of The Depositary Trust Company (“DTC”).

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)
Name:

(Please type or print)
Title:

Dated:

NOTE:   DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

3